EXHIBIT 6

                               ACTUARIAL CONSENT



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                                                         [LOGO] Lincoln
                                                                -------
                                                                Financial Group
                                                                Lincoln Life


The Lincoln National Life Insurance Company
350 Church Street
Hartford, CT 06103-1106


April 29, 2003


U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549-0506

Re:  Variable Life Account B of ING Life Insurance and Annuity Company
       ("Account")
     AetnaVest and AetnaVest II
     Post-Effective Amendment Number 16
     File No. 033-76004; 811-04536; CIK No. 0000785986

Dear Sir or Madam:

In my capacity as Actuary of The Lincoln National Life Insurance Company ("Lincoln") I have provided actuarial advice concerning ING Life Insurance and Annuity Company ("ING") AetnaVest and AetnaVest II Flexible Premium Variable Life Insurance Policies (the "Policies"). Lincoln is the administrator for the above-referenced ING Policies.

In addition, I also provided actuarial advice concerning the preparation of Post-Effective Amendment Number 16 to Registration Statement on Form S-6, File No. 033-76004 (the "Registration Statement") for filing with the Securities and Exchange Commission under the Securities Act of 1933. The Prospectuses included in said Registration Statement describes flexible premium variable life insurance policies.

In my opinion, the illustrations of benefits under the Policies included in the Prospectus under the caption "Illustrations of Death Benefit, Total Account Values and Surrender Values" are, based on the assumptions stated in the illustrations, consistent with the provisions of the Policies. Also, in my opinion, the ages selected in the illustrations are representative of the manner in which the Policies operate.

I hereby consent to the use of this opinion as an Exhibit to the Registration Statement and the reference to me under the heading "Experts" in the Prospectus.

Sincerely yours,

/s/ Amber Miller

Amber Miller, FSA, MAAA